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                                                                    EXHIBIT 21.1

                                SUBSIDIARY LIST
                                ---------------


                                         Corange U.K. Holdings Ltd.

DePuy Orthopadie GmbH                    DePuy International Ltd.

De Puy A.G.                              DePuy Joints S.A.

DePuy Orthopedie SA                      DePuy Taiwan

DePuy Italia S.r.L.                      DePuy Australia Pty Limited

DePuy Iberica, S.A.                      DePuy Mexico S.A. De C.V.

Medical Trivest SL                       DePuy Canada Ltd.

DePuy Japan Incorporated                 DePuy Orthopaedics, Inc.

DePuy Korea, Inc.                        DePuy Orthopedic Technology, Inc.

DePuy Far East Pte Ltd.                  DePuy ACE Medical Company

DePuy GmbH                               DePuy DuPont Orthopedics Partnership

DePuy Olmed AB                           DePuy Motech, Inc.

DePuy Hungary                            Expanded Optics, Inc.

DePuy CZ s.r.o.                          DePuy Overseas Trading Ltd.

DePuy New Zealand Limited